UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

Claros Mortgage Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40993	47-4074900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mack Real Estate Credit Strategies, L.P.
60 Columbus Circle 20th Floor
New York, New York	10023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 484-0050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

In connection with the commencement of a “continuous equity offering” under which Claros Mortgage Trust, Inc. (the “Company”) may sell up to an aggregate of $150 million of shares of the Company’s common stock, par value $0.01 per share (the “Shares”) from time to time in “at the market” offerings (the “Offering”), on May 10, 2024, the Company filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company plans to use the net proceeds from the sale of the Shares pursuant to the Prospectus Supplement and the accompanying prospectus, after deducting commissions and offering expenses payable by the Company, to enhance its loan portfolio and financings in a manner consistent with its investment and financing strategies described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (filed with the SEC on February 20, 2024) and for general corporate purposes.

The Offering will occur pursuant to a certain sales agreement (the “Agreement”) entered into by the Company, Claros REIT Management LP, and BTIG, LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as agents, for the offer and sale of the Shares (each individually, a “Sales Agent”, and together, the “Sales Agents”). The Offering will terminate upon the earlier of (1) the sale of an aggregate of $150 million of Shares pursuant to the Offering or (2) the termination of the Agreement. The Agreement may be terminated by the Company at any time upon prior written notice, and by the Sales Agents at any time in certain circumstances upon prior written notice, including the occurrence of a material adverse effect on the Company, changes in national or international political, financial or economic conditions that may materially impair the ability of a Sales Agent to sell the Shares, or the suspension of trading of the Company’s securities on any exchange or in any over-the-counter market. The Agreement provides that the Company may offer and sell from time to time up to an aggregate of $150 million of the Shares pursuant to the Agreement through the Sales Agents. The Agreement provides that each of the Sales Agents will be entitled to compensation up to 2% of the gross proceeds from the sale of any of the Shares sold under the Agreement.

Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the New York Stock Exchange, on any other existing trading market for our common stock, in block trades or to or through a market maker or through an electronic communications network. The Company or any of the Sales Agents may at any time suspend the offering or terminate the Agreement pursuant to the terms of the Agreement.

The Company may also sell some or all of the Shares to a Sales Agent as principal for its own account at a price agreed upon at the time of sale.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s shelf registration statement on Form S-3ASR (File No. 333-269190) filed on January 12, 2023, as amended by post-effective amendment no. 1 thereto, dated May 10, 2024, with the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, dated May 10, 2024, by and among Claros Mortgage Trust, Inc., Claros REIT Management LP, and BTIG, LLC, J.P. Morgan Securities LLC and Wells Fargo Securities LLC

5.1	Opinion of Venable LLP regarding the legality of the shares offered

23.1	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAROS MORTGAGE TRUST, INC.

Date: May 10, 2024	By:	/s/ J. Michael McGillis
J. Michael McGillis Chief Financial Officer, President and Director (Principal Financial and Accounting Officer)